EXHIBIT 10.19






DISTRICT COURT, COUNTY OF EL PASO,
STATE OF COLORADO

4th Judicial District

20 East Vermijo
Colorado Springs, Colorado 80903
(719) 448-7700


Plaintiffs:
                                                            COURT USE ONLY
BYRON HAMPTON, FLOYD WANDLER,
RYAN WANDLER, LOUIS GHEYLE, DIMKA
BOUSSY, 676538 B.C. LTD., DONNA KOOP,
CATHY TOUGH AND PLATINUM RESOURCE
HOLDING, INC.

                                                           Case No.: 04CV4894

 v.                                                           Division 2


Defendants:

SAVOY RESOURCES CORP., ROBERT SLAVIK,
WEIGUO LANG, PATRICIA CUDD,
ZHENGLI (CHARLES) GE, DANIEL S. MCKINNEY and
PACWEST TRANSFER, LLC


Attorneys for Plaintiffs:
Name:      Robert P. Thibault, No. 23535
           Donna Vetrano, No. 35133
           Marci Fulton, No. 35895
           Patton Boggs LLP
Address:   1660 Lincoln Street, Suite 1900
           Denver, Colorado 80264
Phone No.: 303-830-1776
Fax No.:   303-894-9239
E-mail:    rthibault@pattonboggs.com

--------------------------------------------------------------------------------
                     SETTLEMENT AGREEMENT and MUTUAL RELEASE
--------------------------------------------------------------------------------

     This Settlement Agreement and Mutual Release ("Agreement") is between Plaintiffs Byron Hampton, Floyd Wandler, Ryan Wandler, Louis Gheyle, Dimka Boussy, 676538 B.C. Ltd., Donna Koop, Cathy Tough and Platinum Resource Holdings, Inc. ("Plaintiffs") and Defendants Savoy Resources Corp. ("Savoy"), PacWest Transfer LLC, Weiguo Lang, Patricia Cudd and Daniel S. Mckinney ("Defendants") (collectively the "Parties").


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     WHEREAS, the Plaintiffs have filed the above-captioned action in the
District Court, County of El Paso, State of Colorado (hereinafter, sometimes referred to as the "State Court Action").

     WHEREAS, Savoy has filed a counterclaim against Floyd Wandler in the above-captioned action.

     WHEREAS, Savoy has filed Civil Action No. 05-N-290(CBS) against Floyd Wandler, Byron Hampton, Michael Gheyle and Robert Welch in the U.S. District Court for the District of Colorado (hereinafter, sometimes referred to as the "Federal Action").

     WHEREAS, the Parties now wish to fully resolve their disputes for the consideration and promises set out below, acknowledged to be valuable and sufficient.

     1. Payment/Transfer. As soon as practicable following the execution of this Agreement, Savoy, the Plaintiffs and a bank mutually acceptable to Savoy and the Plaintiffs (the "Escrow Agent") will enter into an Escrow Agreement, the form of which will be attached as Exhibit A hereto, pursuant to which: (a) Savoy will deliver to the Escrow Agent as soon as practicable following the execution of the Escrow Agreement, certificates evidencing four million (4,000,000) free-trading shares of common stock, $0.001 par value per share (the "Common Stock"), of Savoy registered in the names of the Plaintiffs, in the proportions set out in Schedule A to the Escrow Agreement, free of all costs, including the creation of a taxable event from such; (b) the 4,000,000 shares shall be released from escrow and delivered to the Plaintiffs in 50,000 share increments on the first day of each week commencing September 1, 2005, through the last week of April 2007; and (c) there shall be customary provisions regarding indemnification, payment of fees and other matters. There shall be no restrictions on transfer and the certificates evidencing the shares shall not have imprinted thereon any restricted legend. The Parties expressly agree that all stock covered under this Article 1 shall be in replacement of those shares owned by the Plaintiffs and made subject to the State Court Action, and shall not constitute a new issuance of stock.

     The re-issuance to the Plaintiffs of the four million shares under this Paragraph 1 and the distribution to the Plaintiffs under the terms of the Escrow Agreement is an absolute obligation of Defendants and may not be hindered, terminated, suspended or affected in any way for any reason, including as a remedy for any Plaintiff's failure to perform obligations, if any, under this Agreement. The Defendants hereby agree not to so hinder, terminate, suspend or affect in any way for any reason this distribution under this Paragraph 1.

     2. Cancellation of Remaining Shares. Shares of Savoy Common Stock owned or claimed by the Plaintiffs and made subject to the State Court Action in excess of those subject to other provisions or paragraphs of this Agreement, including Paragraph 1, will be cancelled and returned to Savoy's treasury. Plaintiffs agree to execute for this purpose a letter of instruction substantially in the form attached as Exhibit A, which will be mutually acceptable to the Parties.

     3. Dismissal of Pending Actions. Upon confirmation from PacWest Transfer LLC to the satisfaction of Patton Boggs LLP that 4,000,000 shares were issued in the Plaintiffs' names as provided in Paragraph 1 above and will be delivered to the Escrow Agent for delivery pursuant to the Escrow Agreement as provided in Paragraph 1 above, the Plaintiffs shall dismiss with prejudice their pending claims and counterclaims in the State Court Action against the Defendants, and Savoy shall dismiss with prejudice its pending claims and counterclaims in the Federal Court Action and the State Court Action, respectively, by immediately filing motions for dismissal with prejudice of the Parties' respective claims in the appropriate court.

     4. Mutual Release of Claims. Except only for enforcement of and subject to the provisions of this Agreement, the Plaintiffs, on behalf of themselves and, if any, their respective owners, officers, directors, principals, agents, employees, divisions, parents, subsidiaries, affiliates, representatives, successors and assigns, fully and forever release, acquit and discharge the Defendants and, if any, their respective current and former owners, officers, directors, employees, agents, attorneys, affiliates, successors, assigns, divisions or subsidiaries, or any person or entity that acted on their behalf, from any and all claims, reductions, credits, funds, adjustments, demands, causes of action or damages of any kind (including attorneys fees or expenses), whether now known or unknown, whether accrued or unaccrued, whether foreseen or unforeseen, whether developed in the future or now in existence, arising out of or related to any events, actions, transactions, allegations, communications, claims, disputes, issues or other matters pertaining or related to the transactions and events that are the subject of the claims and counterclaims in Civil Action No. 04-CV-4894 in District Court, County of El Paso, State of Colorado and the claims in Civil Action No. 05-N-290(CBS) in the U.S. District Court for the District of Colorado.

     Except only for enforcement of and subject to the provisions of this Agreement, the Defendants, on behalf of themselves and, if any, their respective owners, officers, directors, principals, agents, employees, divisions, parents, subsidiaries, affiliates, representatives, successors and assigns, fully and forever release, acquit and discharge the Plaintiffs and Michael Gheyle and Robert Welch, Defendants in Civil Action No. 05-N-290(CBS) in the U.S. District Court for the District of Colorado, and, if any, their respective current and former owners, officers, directors, employees, agents, attorneys, affiliates, successors, assigns, divisions or subsidiaries, or any person or entity that acted on their behalf, from any and all claims, reductions, credits, funds, adjustments, demands, causes of action or damages of any kind (including attorneys fees or expenses), whether now known or unknown, whether accrued or unaccrued, whether foreseen or unforeseen, whether developed in the future or now in existence, arising out of or related to any events, actions, transaction, allegations, communications, claims, disputes, issues or other matters pertaining or related to the transactions and events that are the subject of the claims and counterclaims in Civil Action No. 04-CV-4894 in District Court, County of El Paso, State of Colorado and the claims in Civil Action No. 05-N-290(CBS) in the U.S. District Court for the District of Colorado.

     Consistent with Paragraph 1 above, the re-issuance to the Plaintiffs of the four million shares under Paragraph 1 and the distribution to the Plaintiffs under the terms of the impoundment and escrow described above is an absolute obligation of Defendants and may not be hindered, terminated, suspended or affected in any way for any reason, including as a remedy for failure to perform any remaining obligations, if any, under this Agreement. The Defendants hereby agree not to so hinder, terminate, suspend or affect in any way for any reason this distribution under this Paragraph 1.

     5. Covenant Not to Sue, Instigate or Participate in Suit. Further, except only for enforcement of this Agreement and subject to and for the enforcement of the Joint Litigation Agreement, the Parties, on behalf of themselves and, if any, their respective owners, officers, directors, principals, agents, employees, divisions, parents, subsidiaries, affiliates, representatives, successors and assigns, covenant not to sue and not to institute, assert or maintain their own right or instigate, abet, aid or participate in actions by other persons or entities, against any Plaintiff or Defendant and, if any, their respective current and former owners, officers, directors, employees, agents, attorneys, affiliates, successors, assigns, divisions or subsidiaries, or any person or entity that acted on their behalf over claims of any sort as described or related to those in Paragraphs 4-5.

     6. Breach of Release, Covenants Not to Sue by the Parties. If any of the Parties to this Agreement breaches any of the promises and agreements related to, or asserts claims contrary to, the releases and covenants set forth in Paragraphs 1 through 6, such Party or Parties shall jointly and severally pay all reasonable attorneys' fees and costs incurred by any of the other Parties in responding to, or defending against, such claims or demands.

     7. Damages Cumulative. Any damages, in any form, arising from any breach of this Agreement, shall be applied cumulatively.

     8. Conditions Precedent. Savoy agrees that, as a condition precedent to the effectiveness of this Agreement, all issues of governance shall be fully resolved to the mutual satisfaction of the parties. These issues of governance include, but are not limited to: (1) the resignation or termination of Slavik as officer and director of Savoy, fully and finally accepted by the Corporation as a corporate act; (2) the cancellation and return to the Company Treasury of 19 million shares of stock owned by Geoffrey Armstrong either directly or beneficially by Slavik.

     9. No Admission of Liability. By entering into this Agreement, none of the Parties admits any wrongdoing or the correctness of any other Party's allegations.

     10. Collective Reference to Parties includes Individual Members. Unless specified otherwise, collective references in this Agreement to groups of entities, such as "Parties," "Plaintiffs" and "Defendants," shall apply to any one, several or all individual members comprising the group.

     11. Entire Agreement. For the purpose of implementing a full and complete release and discharge of claims, the Parties expressly acknowledge that this Agreement contemplates the extinguishment of all claims described in Paragraphs 4-5. The Parties expressly waive any right to assert after the execution of this Agreement that any such claim, demand, obligation or cause of action has, through ignorance, oversight or for any other reason, been omitted from the scope of this Agreement. This is the entire agreement between the Parties concerning the subject matters hereof, and supersedes and prevails over all other prior and/or contemporaneous agreements, understandings, correspondence or representations by or between the Parties, whether oral or written, regardless of whether a Party subsequently alleges that this Agreement has been breached. This Agreement may not be modified or amended, and there shall be no waiver of its provisions, except by a written instrument executed by the Parties.

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     12. Indemnification. Savoy agrees to indemnify and defend Plaintiffs for any cost, liability, claim or demand, including by, from or involving any taxing authority, that arises from any action of Savoy taken pursuant to Article 1.

     13. Warranties, Representations and Non-Reliance. In addition to other representations made elsewhere in this Agreement, each of the Parties hereby expressly warrants and represents that: (i) he, she or it is the lawful owner of all claims herein released; (ii) he, she or it has full and express authority to settle and release the claims set forth in the Agreement; (iii) he, she or it knows of no person or entity that intends to assert a claim by, through, under or on behalf of such Party; (iv) he, she or it is not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Agreement; (v) he, she or it is represented and has been advised by qualified legal counsel in connection with this Agreement, which such Party makes voluntarily and of his, her or its own choice and not under coercion or duress; (vi) he, she or it has made his, her or its own investigation of the facts and is relying solely upon his, her or its own information and knowledge and the advice of his, her or its counsel; (vii) he, she or it expressly accepts and assume the risk that the facts upon which he, she or it has relied upon in entering into this Agreement may be materially different from the actual facts; (viii) he, she or it has no expectation that any other Party or such Party's attorneys will disclose to him, her or it facts material to this Agreement; and (ix) he, she or it knowingly waives any claim for damages or to rescind or amend this Agreement based upon undisclosed facts, known or unknown. The Parties agree and stipulate that each Party is relying upon the representations and warranties in this paragraph in entering into this Agreement. These representations and warranties shall survive the execution of this Agreement.

     14. Joint Drafting. Each party acknowledges that this Agreement was jointly negotiated and drafted and that no presumption shall apply that either party is the drafter of this Agreement, nor shall any provision or ambiguity in a provision be construed against a party on the basis that the party is deemed to have drafted such provision.

     15. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is held to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof.

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     16. Governing Law. This Agreement is intended to be performed in the State of Colorado and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Agreement. Each party consents to personal jurisdiction and exclusive venue in the state and federal courts of Colorado in any action to enforce this Agreement. In the event that any dispute arises between the Parties under this Agreement, the prevailing Party or Parties shall be entitled to reasonable attorneys' fees and costs associated with any such dispute.

     17. Counterparts. This Agreement may be executed in multiple original counterparts, all of which taken together shall constitute one and the same instrument.

     Executed in multiple original counterparts this 13th day of May, 2005.




/s/ Byron Hampton                               /s/ Floyd Wandler
-----------------                               -----------------
Byron Hampton                                   Floyd Wandler




/s/ Ryan Wandler                                /s/ Louis Gheyle
----------------                                ----------------
Ryan Wandler                                    Louis Gheyle




/s/ Dimka Boussy                                /s/ Donna Koop
----------------                                --------------
Dimka Boussy                                    Donna Koop

PLATINUM RESOURCE HOLDINGS, INC.                SAVOY RESOURCES CORP.




By: /s/ Adrian Pinsell                           By: /s/ Arthur Johnson
    ---------------------                            ------------------
    Name:  Adrian Pinsell                            Arthur Johnson,President
    Title:  Pres.

676538 B.C. LTD.




By: /s/ Donna Koop                             /s/ Catherine Tough
    -------------------------                  ----------------------
    Donna Koop, President                      Catherine Tough




/s/ Weiguo Lang                               /s/ Patricia Cudd
---------------                               -----------------
Weiguo Lang                                   Patricia Cudd




/s/ Zenghlin (Charles) Ge                     /s/ Daniel S. Mckinney
---------------------------                   -------------------------
Zenghlin (Charles) Ge                          Daniel S. Mckinney


                                              PACWEST TRANSFER, LLC




                                           By: /s/ Laurel Poffenroth
                                               ---------------------
                                               Laurel Poffenroth, President

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                                    EXHIBIT 1



------------------------------------------------ -------------------------
Name                                             Percentage

------------------------------------------------ -------------------------
Byron Hampton                                    12.5%
------------------------------------------------ -------------------------
Floyd Wandler                                    12.5%
------------------------------------------------ -------------------------
Ryan Wandler                                     12.5%
------------------------------------------------ -------------------------
Louis Gheyle                                     25%
------------------------------------------------ -------------------------
Dimka Boussy                                     0
------------------------------------------------ -------------------------
676538 B.C. Ltd.                                 0
------------------------------------------------ -------------------------
Donna Koop                                       25%
------------------------------------------------ -------------------------
Cathy Tough                                      12.5%
------------------------------------------------ -------------------------
Platinum Resource Holding, Inc.                  0
------------------------------------------------ -------------------------





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